Exhibit 10.2

EXECUTION VERSION

STANDBY PURCHASE AGREEMENT

This Standby Purchase Agreement (this “Agreement”), dated as of January 29, 2010, is entered into by and between ICO Global Communications (Holdings) Limited, a Delaware corporation (the “Company”), and the funds and accounts set forth on Schedule I hereto (each such entity, a “Standby Purchaser”).

WHEREAS, the Company proposes to commence an offering to each of the holders of its Class A common stock, $0.01 par value (the “Class A Common Stock”), and Class B common stock, $0.01 par value (the “Class B Common Stock” and together with the Class A Common Stock, collectively, the “Common Stock”), of record as of the close of business on February 8, 2010 (the “Record Date”), of non-transferable rights (the “Rights”) to subscribe for and purchase additional shares of Class A Common Stock (the “New Shares”) at a subscription price per share of $0.70 (the “Subscription Price”) for an aggregate offering amount of approximately $30,000,000 (such offering, the “Rights Offering”);

WHEREAS, pursuant to the Rights Offering, the Company will distribute to each of its stockholders, at no charge, one Right for each share of Common Stock held by the stockholder as of the Record Date, and each Right will entitle the holder thereof to purchase approximately 0.2057 of a New Share from the Company (with fractional shares rounded up to the next whole number of New Shares and the aggregate Subscription Price adjusted accordingly) at the Subscription Price (the “Basic Subscription Privilege”);

WHEREAS, each holder of Rights who exercises its Basic Subscription Privilege in full will be entitled to subscribe for, at the Subscription Price, Unsubscribed Shares (as defined herein) to the extent that other holders of Rights do not exercise all of their respective Basic Subscription Privileges (the “Over-Subscription Privilege”); and

WHEREAS, in order to facilitate the Rights Offering, the Company has requested each Standby Purchaser to agree, and each Standby Purchaser has agreed, subject to the terms and conditions of this Agreement, that, to the extent New Shares are not purchased by the Company’s stockholders upon the exercise of Rights pursuant to the Basic Subscription Privilege or the Over-Subscription Privilege (the “Unsubscribed Shares”), each Standby Purchaser shall be deemed to have exercised its Rights immediately prior to the expiration of the Offering Period (as defined herein) and shall severally, and not jointly, purchase such New Shares from the Company at the Subscription Price pursuant to the exercise of such Rights in accordance with the allocations set forth on Schedule I hereto, subject to a maximum total aggregate commitment of $7,977,137.77 and subject to proration among the standby purchasers and reallocation among the Standby Purchasers as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the Company and each Standby Purchaser, intending to be legally bound hereby, agree as follows:

Section 1. Definitions.

(a) Certain Defined Terms. The following terms used herein shall have the meanings set forth below:

(i) “Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

(ii) “Agreement” has the meaning set forth in the preamble hereto.

(iii) “Base Prospectus” means the prospectus included with the Registration Statement, including the documents incorporated by reference therein.

(iv) “Basic Subscription Privilege” has the meaning set forth in the recitals hereto.

(v) “Board” means the board of directors of the Company.

(vi) “Business Day” shall mean any day that is not a Saturday, a Sunday, or a day on which banks are required or permitted to be closed in the State of New York.

(vii) “Class A Common Stock” has the meaning set forth in the recitals hereto.

(viii) “Class B Common Stock” has the meaning set forth in the recitals hereto.

(ix) “Closing” has the meaning set forth in Section 2(b).

(x) “Closing Date” has the meaning set forth in Section 2(b).

(xi) “Commission” means the United States Securities and Exchange Commission.

(xii) “Common Stock” has the meaning set forth in the recitals hereto.

(xiii) “Company” has the meaning set forth in the preamble hereto.

(xiv) “Company Indemnified Persons” has the meaning set forth in Section 10(b).

(xv) “DBSD” has the meaning set forth in Section 5(b).

(xvi) “DGCL” means the Delaware General Corporation Law.

(xvii) “Evaluation Date” has the meaning set forth in Section 5(g).

(xviii) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

(xix) “Form 10-K” has the meaning set forth in Section 5(i).

(xx) “ICO Global Communications” has the meaning set forth in Section 5(b).

(xxi) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the Rights Offering.

(xxii) “Losses” has the meaning set forth in Section 10(a).

(xxiii) “Material Adverse Effect” means (i) a material and adverse effect on the legality, validity or enforceability of this Agreement, (ii) the occurrence, either individually or in the aggregate, of any material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole, or (iii) a material impairment of the Company’s ability to perform on a timely basis its obligations under this Agreement, except any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (X) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or that are generally applicable to the industry in which the Company operates, provided that such effects do not adversely affect the Company in a disproportionate manner, (Y) effects resulting from or relating to the announcement or disclosure of the sale of Class A Common Stock in the Rights Offering or pursuant to the Standby Purchase Commitment, or other transactions contemplated by this Agreement, or (Z) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement.

(xxiv) “New Shares” shall have the meaning set forth in the recitals hereto.

(xxv) “Offering Period” means the period of time from the date of mailing of the Prospectus Supplement until the Rights Offering Expiration Date.

(xxvi) “Over-Subscription Privilege” has the meaning set forth in the recitals hereto.

(xxvii) “Person” means an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

(xxviii) “Prospectus Supplement” means the final prospectus supplement to the Base Prospectus relating to the Rights Offering filed with the Commission, pursuant to Rule 424 under the Securities Act, together with the Base Prospectus, including the documents incorporated by reference therein.

(xxix) “Record Date” has the meaning set forth in the recitals hereto.

(xxx) “Registration Period” has the meaning set forth in Section 6(b)(ii).

(xxxi) “Registration Statement” means the Company’s Registration Statement on Form S-3 (File No. 333-152100) under the Securities Act declared effective by the Commission on July 11, 2008, pursuant to which the shares of Class A Common Stock underlying the Rights will be registered pursuant to the Securities Act.

(xxxii) “Resale Prospectus” means the final prospectus supplement to the Base Prospectus relating to the resale of the New Shares purchased pursuant to the Standby Purchase Commitment filed with the Commission, pursuant to Rule 424 under the Securities Act, together with the Base Prospectus, including the documents incorporated by reference therein.

(xxxiii) “Rights” has the meaning set forth in the recitals hereto.

(xxxiv) “Rights Offering” has the meaning set forth in the recitals hereto.

(xxxv) “Rights Offering Expiration Date” means the date on which the subscription period under the Rights Offering expires, which period shall be no longer than two months.

(xxxvi) “SEC Reports” mean all reports, forms, statements and other documents (all amendments and supplements thereto) required to be filed with the SEC pursuant to the Securities Act and the Exchange Act for the two years preceding the date hereof.

(xxxvii) “Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated by the Commission thereunder.

(xxxviii) “Specified Courts” has the meaning set forth in Section 11(f).

(xxxix) “Standby Indemnified Persons” has the meaning set forth in Section 10(a).

(xl) “Standby Purchase Commitment” means the number of New Shares allocated to each Standby Purchaser by the Company at the Subscription Price following the close of the Offering Period pursuant to the terms of this Agreement.

(xli) “Standby Purchaser” has the meaning set forth in the preamble hereto.

(xlii) “Subscription Agent” has the meaning set forth in Section 6(a).

(xliii) “Subscription Price” has the meaning set forth in the recitals hereto.

(xliv) “Subsidiary” means a significant subsidiary of the Company within the meaning set forth in Rule 1-02(w) of Regulation S-X under the Securities Act.

(xlv) “Transfer” has the meaning set forth in Section 7(a).

(xlvi) “Unsubscribed Shares” has the meaning set forth in the recitals hereto.

Section 2. Standby Purchase Commitment.

(a) Standby Purchase Commitment.

(i) If and to the extent Unsubscribed Shares are not purchased by the Company’s other stockholders pursuant to the exercise of Rights (including the Basic Subscription Privilege and the Over-Subscription Privilege) under the Rights Offering, each Standby Purchaser shall be deemed to have exercised such Rights immediately prior to the expiration of the Rights Offering and shall be entitled to and hereby agrees, severally, and not jointly, to purchase from the Company, and the Company hereby agrees to sell to each Standby Purchaser, at the Subscription Price, all such remaining New Shares in accordance with the allocations set forth on Schedule I hereto, subject to a maximum total commitment of $7,977,137.77 and subject to proration among each Standby Purchaser and the other standby purchasers as set forth in Section 2(a)(ii) below. The Company hereby agrees that each Standby Purchaser may reallocate the allocations set forth on Schedule I hereto among the other Standby Purchasers executing this Agreement, subject to the maximum total commitment of $7,977,137.77 remaining unchanged.

(ii) Each Standby Purchaser and the Company acknowledge and agree that the Company has entered into, or contemplates entering into, other standby purchase agreements with certain other parties on terms substantially similar to this Agreement and in any case no more favorable to the standby purchaser than the terms of this Agreement, except that they provide for a different number of New Shares committed to be purchased by the other standby purchasers. The New Shares available for issuance to each Standby Purchaser and the other standby purchasers shall be allocated (to the extent any allocation thereof is necessary) as nearly as possible on a pro rata basis among each Standby Purchaser and the other standby purchasers based upon the number of New Shares committed to be purchased by each Standby Purchaser and the other standby purchasers.

(iii) Each Standby Purchaser and the Company hereby agree that it is the intent of both parties that each Standby Purchaser, by virtue of acting hereunder, shall not be deemed an “underwriter” within the definition of Section 2(a)(11) of the Securities Act or deemed to be engaged in broker-dealer activity requiring registration under Section 15 of the Exchange Act, and each Standby Purchaser and Company shall in the fulfillment of their obligations hereunder act in accordance with this mutual understanding.

(b) Closing. On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the closing of the purchase and sale of the New Shares to be purchased pursuant to the Standby Purchase Commitment (the “Closing”) shall take place at the offices of Morrison & Foerster LLP, at 11:00 a.m., New York City time, on or before the second Business Day after the Rights Offering Expiration Date; provided, that the Closing may take place at such other place, time or date as shall be mutually agreed upon by the Company and each Standby Purchaser (the date of the Closing, the “Closing Date”).

(c) Deliveries at Closing.

(i) At the Closing, the Company shall deliver to each Standby Purchaser, a certificate or certificates in book-entry form, registered in the name of each Standby Purchaser, representing the number of New Shares purchased pursuant to the Standby Purchase Commitment. The certificate or certificates for the New Shares purchased pursuant to the Standby Purchase Commitment shall be registered in such names and in such denominations as each Standby Purchaser may request not less than two Business Days prior to the Closing Date in accordance with Appendix I attached hereto.

(ii) At the Closing, each Standby Purchaser shall deliver to the Company, the aggregate Subscription Price for the New Shares purchased pursuant to the Standby Purchase Commitment, which amount shall be paid by each Standby Purchaser to the Company in U.S. federal (same day) funds to an account designated in writing by the Company on or prior to the Closing Date.

Section 3. Representations and Warranties of Each Standby Purchaser. Each Standby Purchaser, severally and not jointly, represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

(a) Organization. It is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite power and authority to carry on its business as it is now being conducted.

(b) Due Authorization. It has the requisite power and authority to enter into this Agreement and to perform and consummate the transactions contemplated hereby and the execution and delivery by it of this Agreement, the purchase of the New Shares pursuant to the Standby Purchase Commitment and the performance and consummation of the transactions contemplated hereby (a) are within the power and authority of it and (b) have been duly authorized by all necessary action of it. This Agreement has been duly and validly executed and delivered by it. Assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement constitutes a valid and binding obligation of it enforceable against such Standby Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies and the public policy underlying such laws.

(c) No Conflicts. The execution, delivery and performance of this Agreement by such Standby Purchaser, the purchase of the New Shares pursuant to the Standby Purchase Commitment and the consummation by it of the other transactions contemplated by this Agreement and the compliance by it with the terms of this Agreement do not and will not conflict with or do not result and will not result in any breach or violation of any of the terms or provisions of, or do not constitute or will not constitute a default under, do not cause or will not cause (or do not permit or will not permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or do not result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets it pursuant to the terms of (i) its charter or bylaws or other applicable organizational documents; (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders’ agreement, note agreement or other agreement or instrument to which it is a party or by which it is bound or to which its respective property is subject; or (iii) any statute, judgment, decree, order, rule or regulation applicable to it of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over it or its activities or properties, which in each case of subclauses (i) through (iii) would materially and adversely affect the purchase of the New Shares pursuant to the Standby Purchase Commitment by it or materially impair its ability to perform on a timely basis its obligations under this Agreement.

(d) No Consent. No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the Securities Act or blue sky laws of the various states) is required for the purchase of the New Shares pursuant to the Standby Purchase Commitment, if any, to be purchased by such Standby Purchaser hereunder and the consummation by such Standby Purchaser of the transactions contemplated by this Agreement.

(e) Information. Based on reliance of the disclosures set forth in the SEC Reports, such Standby Purchaser is familiar with the business in which the Company is engaged, and based upon its knowledge and experience in financial and business matters, such Standby Purchaser is familiar with the investments of the type that it is undertaking to purchase; is fully aware of the problems and risks involved in making an investment of this type; and is capable of evaluating the merits and risks of this investment. Such Standby Purchaser has agreed to enter into this Agreement based solely on its own assessment, analysis and investigation.

(f) Confidentiality. Such Standby Purchaser and its Affiliates acknowledge that information about the terms of this Agreement and the existence of the transaction contemplated hereby may be deemed material non-public information within the meaning of the U.S. federal securities laws. As such, if and to the extent that it or its Affiliates have received material non-public information within the meaning of the U.S. federal securities laws, neither it nor its Affiliates has and none of them will purchase (other than the New Shares purchased pursuant to the Standby Purchase Commitment) or sell any securities of the Company, in a transaction that would violate applicable U.S. federal securities laws as a result of such Standby Purchaser or its Affiliates having any such material non-public information, from the date of this Agreement until after the Closing Date or the earlier termination of such Standby Purchaser’s obligations under Section 9 of this Agreement.

(g) Short Sales. Since being contacted by the Company, such Standby Purchaser has not taken any action that has caused it to have, directly or indirectly, sold or agreed to sell any shares of Common Stock, effected any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock.

(h) Compliance with Applicable Laws. There is and has been no failure on the part of such Standby Purchaser to comply in all material respects with applicable law.

(i) Accredited Investor Status. Such Standby Purchaser was not created for the purpose of acquiring the New Shares and is an “accredited investor,” as that term is as defined in Rule 501(a) of Regulation D under the Securities Act. Such Standby Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the New Shares, and has so evaluated the merits and risks of such investment. Such Standby Purchaser is able to bear the economic risk of an investment in the Standby Purchase Commitment and, at the present time, is able to afford a complete loss of such investment. Such Standby Purchaser understands that its investment in the New Shares involves a significant degree of risk.

(j) Acquisition for Investment. Such Standby Purchaser is acquiring the New Shares pursuant to Standby Purchase Commitment as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such New Shares or any part thereof, has no present intention of distributing any of such New Shares and has no arrangement or understanding with any other Persons regarding the distribution of such New Shares; provided, however, that in making such representation, such Standby Purchaser does not agree to hold the New Shares purchased pursuant to the Standby Purchase Commitment for any minimum or specified term and reserves the right to sell, transfer or otherwise dispose of the New Shares purchased pursuant to the Standby Purchase Commitment at any time in accordance with federal and state securities laws applicable to such sale, transfer or disposition.

(k) Standby Purchaser Activities. Such Standby Purchaser is not a broker-dealer and does not need to be registered as a broker-dealer.

(l) No Brokers’ Fees. Such Standby Purchaser has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 4. Intentionally Deleted.

Section 5. Representations and Warranties of the Company. The Company hereby represents and warrants to each Standby Purchaser as follows:

(a) Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation with corporate power and authority to own or lease its properties and conduct its business as described in the SEC Reports and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect. Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own or lease its properties and conduct its business as currently carried out, and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect.

(b) Authorized Capital Stock. As of the date hereof, the authorized capital of the Company consists of 900,000,000 shares of Class A Common Stock, 150,000,000 shares of Class B Common Stock and 75,000,0000 shares of Preferred Stock, of which, (i) 154,870,376 shares of Class A Common Stock are issued and outstanding, (ii) 53,660,000 shares of Class B Common Stock are issued and outstanding, (iii) 17,149,558 shares of Class A Common Stock are reserved for issuance upon exercise of warrants, options and restricted stock awards granted under the Company’s stock and incentive plans, and (iv) none of the shares of Preferred Stock are issued and outstanding. The issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. With respect to each of the Subsidiaries, to the knowledge of the Company: (x) all the issued and outstanding shares of such Subsidiary’s capital stock have been duly authorized, validly issued, are fully paid and nonassessable, and, except for nominal shares held by nominees in the case of non-U.S. Subsidiaries, are owned by the Company free and clear of all liens, encumbrances and equities and claims, and (y) other than options to purchase approximately 3,250,000 shares issued by DBSD North America, Inc. (“DBSD”), there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of such Subsidiary’s capital stock or any such options, rights, convertible securities or obligations. Without limiting the foregoing representation, (A) all of the issued and outstanding shares of the capital stock of ICO Global Communications (Operations) Limited (“ICO Global Communications”) and DBSD have been duly authorized, validly issued, are fully paid and nonassessable; (B) all of the issued and outstanding shares of the capital stock of ICO Global Communications are owned by the Company free and clear of all liens, encumbrances and equities and claims, and there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of ICO Global Communications’ capital stock or any such options, rights, convertible securities or obligations; and (C) without consideration of the bankruptcy proceeding involving DBSD and the restructuring of DBSD in accordance with the plan of reorganization, approximately 99.84% of the issued and outstanding shares of DBSD are owned by the Company.

(c) Issuance, Sale and Delivery of the New Shares. The New Shares will have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable. No preemptive rights or other rights to subscribe for or purchase any shares of Class A Common Stock of the Company exist with respect to the issuance and sale of the New Shares by the Company pursuant to this Agreement. No antidilution or similar adjustments with respect to the Class A Common Stock of the Company or Class B Common Stock of the Company will occur or be required as a result of the issuance and sale of the Rights or the New Shares by the Company. No authorization, approval, consent or license of any kind (other than under the Securities Act) is required for the issuance of the New Shares pursuant to the Standby Purchase Commitment, if any, by the Company as contemplated by this Agreement.

(d) Due Authorization. The Company has the requisite power and authority to enter into this Agreement and to perform and consummate the transactions contemplated hereby and the execution and delivery by the Company of this Agreement and the performance and consummation of the transactions contemplated hereby (a) are within the power and authority of the Company and (b) have been duly authorized by all necessary action of the Company. This Agreement has been duly and validly executed and delivered by the Company. Assuming the due authorization, execution and delivery by each Standby Purchaser of this Agreement, this Agreement constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies and the public policy underlying such laws, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 10 of this Agreement, may be limited by federal or state securities law or the public policy underlying such laws. The board of directors of the Company authorized and approved a Rights Offering of the Company up to an amount of $30,000,000.00 with the exact amount of the Rights Offering to equal the aggregate maximum total commitments of all standby purchasers.

(e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the performance by the Company, or the consummation, of the transactions contemplated by this Agreement and the compliance by the Company with the terms of this Agreement do not and will not conflict with or do not result and will not result in any breach or violation of any of the terms or provisions of, or do not constitute or will not constitute a default under, do not cause or will not cause (or do not permit or will not permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or do not result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company pursuant to the terms of (i) the charter or bylaws or other applicable organizational documents of the Company or any of its Subsidiaries; (ii) any material indenture, mortgage, deed of trust, voting trust agreement, stockholders’ agreement, note agreement or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound or to which its respective property is subject; or (iii) any material law, statute, judgment, decree, order, rule or regulation applicable to the Company or any of its Subsidiaries of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or its activities or properties.

(f) Reporting Company; SEC Reports; Form S-3. The Company has filed all SEC Reports. The Company’s SEC Reports, including without limitation, all financial statements and schedules included therein, at the time filed, or in the case of any of the Company’s SEC Reports amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or superseded filing, as of the date hereof and as of the Closing Date, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act. The Company’s Registration Statement was declared effective by the Commission on July 11, 2008.

(g) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 (including the rules and regulations of the Commission adopted thereunder) which are applicable to it as of the date of this Agreement. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s disclosure controls and procedures (as such term is defined in Rule 13a-14(c) and Rule 15d-14(c) under the Exchange Act), in the Company’s internal control over financial reporting (as defined in Rule 13a-15(f) or Rule 15d-15(f) under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s disclosure controls and procedures or internal control over financial reporting.

(h) Registration Statement. The Registration Statement, including the documents incorporated by reference therein, at the time it became effective (i) did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading and (ii) complied in all material respects with the applicable provisions of the Securities Act and the Exchange Act.

(i) Accountants. Deloitte & Touche LLP, who expressed its opinion with respect to the consolidated financial statements for fiscal year 2008 contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Form 10-K”), which will be incorporated by reference into the Prospectus Supplement, are registered independent public accountants as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(j) Interim Events. Since the filing by the Company of its Quarterly Report on Form 10-Q on November 9, 2009, neither the Company nor any Subsidiary (i) has entered into or is party to or is otherwise bound by any written or oral contract, agreement, understanding, arrangement, lease, guaranty, or other obligation or series of related obligations or transactions; (ii) is a party to, or, directly or indirectly bound by any indenture, mortgage, deed of trust, or other agreement or instrument relating to the borrowing of money, the guarantee of indebtedness, or the granting of any security interest, negative pledge or other encumbrance on the assets of the Company or such Subsidiary; or (iii) has incurred or is subject to any liabilities or obligations, fixed or contingent, matured or unmatured, or otherwise, which in each case of subclauses (i) through (iii) is required to be disclosed in a SEC Report. Since the filing by the Company of the Form 10-K, and except as otherwise disclosed in SEC Reports, as of the date hereof and as of the Closing Date there have not been any events, changes or occurrences that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

(k) Price of Common Stock. Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any of their respective directors, officers, Affiliates or controlling persons, has taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the New Shares.

(l) Non-Public Information. The Company has not disclosed to any Standby Purchaser information that would constitute material non-public information within the meaning of the U.S. federal securities laws as of the Closing Date other than the terms of this Agreement and the existence of the transaction contemplated hereby which may be deemed material non-public information within the meaning of the U.S. federal securities laws.

(m) Financial Statements. The audited consolidated financial statements of the Company and the related notes and schedules thereto included in the Form 10-K fairly present the financial position, results of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, and have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made.

(n) Listing Compliance. The Company is in compliance with the requirements of the NASDAQ Global Market for continued listing of the Class A Common Stock thereon. The Company has taken no action designed to, or likely to have the effect of, and no event has occurred that is likely to have the effect of, terminating the registration of the Class A Common Stock under the Exchange Act or the listing of the Class A Common Stock on the NASDAQ Global Market. The transactions contemplated by this Agreement will not contravene the rules and regulations of the NASDAQ Global Market.

(o) Certain Registration Matters. Assuming the accuracy of the representations and warranties of each Standby Purchaser contained in this Agreement, no registration under the Securities Act or applicable state law is required for the offer and sale of the New Shares by the Company to each Standby Purchaser pursuant to this Agreement.

(p) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the New Shares by any form of general solicitation or general advertising.

(q) Acknowledgment Regarding Standby Purchaser’s Purchase of New Shares. The Company acknowledges and agrees that each Standby Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby and thereby. The Company further acknowledges that each Standby Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated thereby and any advice given by each Standby Purchaser or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated thereby is merely incidental to each Standby Purchaser’s purchase of the New Shares. The Company further represents to each Standby Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(r) No Brokers’ Fees. Except for fees to be paid to Jefferies & Company, Inc. in connection with its provision of financial advisory services in the Rights Offering generally, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 6. Covenants of the Company.

(a) Until the Closing Date or the earlier termination of each Standby Purchaser’s obligations under Section 9 of this Agreement, the Company covenants and agrees as follows:

(i) To use commercially reasonable efforts to effectuate the Rights Offering as soon as practicable after the date hereof;

(ii) Not to permit any securities to be included in the Prospectus Supplement other than the Rights issued in the Rights Offering and the underlying shares of Class A Common Stock;

(iii) To deliver to each Standby Purchaser and provide each Standby Purchaser a copy of the Prospectus Supplement and to give each Standby Purchaser and its counsel the reasonable opportunity to review and comment on the Prospectus Supplement;

(iv) Not to materially amend any of the terms of the Rights Offering described above, or waive any material conditions to the closing of the Rights Offering without the prior written consent of each Standby Purchaser; provided that without limitation, any amendment to the per share price or the subscription period shall be deemed to be a material amendment;

(v) To cause the Prospectus Supplement, and any post-effective amendments thereto to comply in all material respects with the requirements of the Commission and, as of their respective dates, to not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(vi) To notify, or to cause the subscription agent for the Rights Offering (the “Subscription Agent”) to notify each Standby Purchaser, on each Friday during the exercise period of the Rights, or more frequently if reasonably requested by each Standby Purchaser, of the aggregate number of Rights known by the Company or the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be;

(vii) Not to issue any shares of capital stock of the Company, or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, securities convertible into or exchangeable for capital stock of the Company, or other agreements or rights to purchase or otherwise acquire capital stock of the Company, except for (A) shares of Common Stock issuable upon exercise of the Company’s presently outstanding stock options, (B) new stock options and other awards granted to employees of the Company after the date hereof under the Company’s incentive plans as in effect as of the date hereof; and (C) pursuant to the Rights Offering;

(viii) Not to authorize any stock split, stock dividend, stock combination or similar transaction affecting the number of issued and outstanding shares of Common Stock; and

(ix) Not to declare or pay any dividends on its Common Stock or repurchase any shares of Common Stock.

(b) Post-Closing Covenants. The Company agrees and covenants as follows:

(i) To, within 60 days after the Closing Date, prepare and file the Resale Prospectus;

(ii) To deliver to each Standby Purchaser a copy of the Resale Prospectus and to give each Standby Purchaser and its counsel the reasonable opportunity to review and comment on the Resale Prospectus;

(iii) To notify each Standby Purchaser promptly of the receipt of the comments of the Commission, if any, and of any request by the Commission for amendments or supplements to the Resale Prospectus or for additional information with respect thereto and provide each Standby Purchaser with copies of all correspondence between the Company or its representatives, on the one hand, and the Commission or members of its staff, on the other hand, with respect to the Resale Prospectus;

(iv) To cause the Resale Prospectus, and any post-effective amendments thereto to comply in all material respects with the requirements of the Commission and, as of their respective dates, to not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) To use commercially reasonable efforts to promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the Resale Prospectus as may be necessary to keep the Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of the New Shares purchased pursuant to the Standby Purchase Commitment for a period from the date of filing of the Resale Prospectus until such time as there are no such New Shares remaining (including using commercially reasonable efforts to refile such Registration Statement (or a new registration statement) if the current Registration Statement expires); provided that, for the avoidance of doubt, in no event shall the Company have any obligation to keep the Registration Statement effective after such time as all of the New Shares purchased pursuant to the Standby Purchase Commitment have been sold pursuant to the Resale Prospectus or Rule 144 (the “Registration Period”);

(vi) To take all action reasonably necessary to cause the New Shares purchased pursuant to the Standby Purchase Commitment to be listed on the NASDAQ Global Market within 15 days of their issuance;

(vii) To furnish to each Standby Purchaser such number of copies of the Resale Prospectus, prospectus supplements and such other documents as such Standby Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the New Shares purchased pursuant to the Standby Purchase Commitment by such Standby Purchaser;

(viii) (a) To register, qualify or make a determination of exemption for the New Shares purchased pursuant to the Standby Purchase Commitment under such securities or “blue sky” laws of such jurisdictions as each Standby Purchaser reasonably requests, (b) prepare and file in such jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (c) take all such other lawful actions as may be necessary to maintain such registrations, qualifications and exemptions in effect at all times during the Registration Period, and (d) take all such other lawful actions reasonably necessary or advisable to qualify the New Shares purchased pursuant to the Standby Purchase Commitment for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to general taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(ix) To bear all expenses in connection with the procedures in paragraphs (i) through (viii) of this Section 6.1(b) and the preparation of the Resale Prospectus relating to the New Shares purchased pursuant to the Standby Purchase Commitment other than fees and expenses, if any, of underwriting discounts, brokerage fees and commissions incurred by each Standby Purchaser, if any, in connection with the offering of such New Shares pursuant to the Resale Prospectus; provided however, the expenses payable by the Company shall be subject to the $25,000.00 cap limit, in the aggregate for the Standby Purchasers parties to this Agreement and the standby purchasers parties to that certain Standby Purchase Agreement by and between the Company and Highland Credit Strategies Fund and Highlands Fund I (on behalf of its Highland Long/Short Equity Fund series) dated as of the date hereof, as set forth in Section 11(a);

(x) As promptly as practicable after becoming aware of such event, notify each Standby Purchaser of the occurrence of any event, as a result of which the Resale Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement to the Resale Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement to each Standby Purchaser as it may reasonably request;

(xi) As promptly as practicable after becoming aware of such event, notify each Standby Purchaser of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement and take all lawful action to effect the withdrawal, rescission or removal of such stop order or other suspension; provided, however, the total number of days that any such suspension may be in effect in any 180-day period shall not exceed 30 days;

(xii) Timely provide to each Standby Purchaser earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

(xiii) With a view to making available to each Standby Purchaser the benefits of certain rules and regulations of the Commission which may permit the sale of the New Shares purchased pursuant to the Standby Purchase Commitment to the public without registration, the Company shall use commercially reasonable efforts to:

(A) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the Closing Date;

(B) file with the Commission, in a timely manner, all reports and other documents required of the Company under the Exchange Act, and if at any time the Company is not required to file such reports, make available, upon the request of each Standby Purchaser, such information necessary to permit sales pursuant to Rule 144A (including the information required by Rule 144A(d)(4) and the Securities Act); and

(C) so long as a Standby Purchaser owns any New Shares purchased pursuant to the Standby Purchase Commitment, furnish to such Standby Purchaser forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such Standby Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

(xiv) As of the Closing Date, the Company shall or shall have disclosed all material non-public information within the meaning of the U.S. federal securities laws relating to the Rights Offering in SEC Reports.

Section 7. Post-Closing Covenants of Standby Purchaser and Restrictions on Transfer. In connection with the resale of the New Shares purchased pursuant to the Standby Purchase Commitment, each Standby Purchaser, severally, and not jointly, shall have the following obligations:

(a) Post-Closing Covenants of Standby Purchaser.

(i) It shall be a condition precedent to the obligations of the Company to register the New Shares purchased pursuant to the Standby Purchase Commitment that each Standby Purchaser (i) shall furnish to the Company such information regarding itself, the New Shares held by it and the intended method of disposition of the New Shares held by it as shall be reasonably required to effect the registration of such New Shares and (ii) shall execute such documents in connection with such registration as the Company may reasonably request.

(ii) Each Standby Purchaser agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Sections 6(b)(x) and (xi), it shall immediately discontinue its disposition of the New Shares purchased pursuant to the Standby Purchase Commitment until the receipt by such Standby Purchaser of copies of the supplemented or amended Resale Prospectus contemplated by Section 6(b)(x) which the Company shall use reasonable efforts to deliver to such Standby Purchaser within 45 days after the occurrence of any event of the kind described in Sections 6(b)(x) and (xi).

(b) Compliance with Laws. Each Standby Purchaser shall, and shall ensure that their respective Affiliates shall, observe and comply with the Securities Act and the Exchange Act and all other requirements of applicable laws in connection with any permitted Transfer of the New Shares purchased in the Standby Purchase Commitment, including all requirements of applicable laws relating to the use of insider information or the trading of securities while in the possession of nonpublic information.

(c) Restrictive Legends. Each Standby Purchaser understands and agrees that the New Shares purchased pursuant to the Standby Purchase Commitment will bear a legend substantially similar to the legend set forth below in addition to any other legend that may be required by applicable law or by any agreement between the Company and such Standby Purchaser. Notwithstanding anything else in this Agreement, the legend below (or a substantially similar legend) shall be removed upon the earlier to occur of (i) the filing of the Resale Prospectus with the Commission, and (ii) the lapse of six months from the date of the Closing, and the Company agrees to promptly issue a replacement stock certificate or certificates that do not contain such legend to a Standby Purchaser upon receipt of the original stock certificate or certificates representing the New Shares from such Standby Purchaser:

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

Section 8. Conditions Precedent.

(a) Conditions of Each Standby Purchaser’s Obligations. The obligations of each Standby Purchaser under this Agreement are subject to the performance by the Company on and as of the Closing Date of its covenants and agreements hereunder in all material respects, and the following additional conditions:

(i) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date (except (a) for changes contemplated by this Agreement, (b) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date (subject to the qualifications in clause (c) below)); and (c) where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth herein) would not reasonably be likely to have a Material Adverse Effect) with the same force and effect as if made on and as of the Closing Date;

(ii) All conditions precedent contained in this Agreement to be performed by the Company shall have been performed and complied with in all material respects by the Company or waived by each Standby Purchaser;

(iii) The Rights Offering relating to the Common Stock shall have been completed by the Company in accordance with the terms and conditions set forth in the Prospectus Supplement and allocations of New Shares shall have been made thereunder;

(iv) The Company shall have delivered to each Standby Purchaser the New Shares purchased pursuant to the Standby Purchase Commitment on or prior to the Closing Date; and

(v) As of the Closing Date, none of the following events shall have occurred and be continuing: (a) trading in the Class A Common Stock shall have been suspended by the Commission or the NASDAQ Global Market or trading in securities generally on the NYSE Amex Equities, New York Stock Exchange or NASDAQ Global Market shall have been suspended or limited or minimum prices shall have been established on any such exchange; or (b) a banking moratorium shall have been declared either by U.S. federal or New York State authorities (collectively, a “Market Adverse Effect”).

(b) Conditions of the Company’s Obligations. The obligations of the Company under this Agreement are subject to the performance by each Standby Purchaser on and as of the Closing Date of its covenants and agreements hereunder in all material respects, and the following additional conditions:

(i) The representations and warranties of each Standby Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date (except (a) for changes contemplated by this Agreement, (b) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date (subject to the qualifications in clause (c) below)); and (c) where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth herein) would not reasonably be likely to have a material adverse effect on such Standby Purchaser’s ability to consummate the transactions contemplated by this Agreement) with the same force and effect as if made on and as of the Closing Date;

(ii) All conditions precedent contained in this Agreement to be performed by each Standby Purchaser shall have been performed and complied with in all material respects by such Standby Purchaser or waived by the Company; and

(iii) Each Standby Purchaser shall have delivered to the Company the aggregate Subscription Price for the New Shares purchased pursuant to the Standby Purchase Commitment on or prior to the Closing Date.

(c) Conditions of the Obligations of Each Standby Purchaser and the Company. The obligations of each Standby Purchaser and the Company to consummate the transactions contemplated by this Agreement are subject to the following additional conditions:

(i) No judgment, injunction, decree or other legal restraint shall prohibit the consummation of the Rights Offering or the transactions contemplated by this Agreement; and

(ii) No stop order suspending the effectiveness of the Company’s Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.

(d) In case any of the conditions specified in this Section 8 shall not be fulfilled, this Agreement may be terminated by a party by giving notice to the other parties. Any such termination shall be without liability of each Standby Purchaser to the Company and without liability of the Company to each Standby Purchaser.

Section 9. Termination.

(a) Termination. This Agreement may be terminated at any time prior to the Closing Date:

(i) by mutual written agreement of the Company and a Standby Purchaser;

(ii) by either the Company or a Standby Purchaser by written notice at any time after April 1, 2010 if the Closing has not occurred by such time other than because of a breach of any covenant or agreement on the part of such party set forth in this Agreement or because any representation or warranty of such party set forth in this Agreement shall not be true and correct; or

(iii) by a Standby Purchaser by written notice if there is Market Adverse Effect that is not cured within 21 days after the occurrence thereof.

(b) Effect of Termination. If this Agreement is terminated by either the Company or a Standby Purchaser pursuant to the provisions of this Section 9, this Agreement shall forthwith become void with respect to the rights and obligations of the Company and only such Standby Purchaser and there shall be no further obligations on the part of the Company or such Standby Purchaser, except for the provisions of Sections 9, 10 and 11, which shall survive any termination of this Agreement; provided, that nothing in this Section 9(b) shall relieve any party from liability for any willful breach of this Agreement.

Section 10. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Standby Purchaser, its Affiliates, and each of their respective officers, directors, managers, partners, members, agents, representatives, successors, assigns and employees and each other Person, if any, who controls (within the meaning of the Securities Act) such Standby Purchaser or its Affiliates (all such Persons being hereinafter referred to, collectively, as the “Standby Indemnified Persons”) against any losses, claims, damages, liabilities or expenses

(collectively, the “Losses”) to which any Standby Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof as contemplated below) arise out of or are based upon (W) any failure by the Company to comply with the covenants and agreements contained in this Agreement, (X) an untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, as amended, including the Base Prospectus and all other documents filed as a part thereof or incorporated by reference, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, at the time of effectiveness of the Registration Statement, (Y) an untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, Resale Prospectus, or any amendment or supplement thereto, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in the forms first filed with the Commission pursuant to Rule 424(b) of the Securities Act, or any amendment or supplement thereto, or (Z) any breach of a representation or warranty or breach of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement; and the Company will promptly reimburse the Standby Indemnified Persons for any legal and other expenses as such expenses are reasonably incurred by the Standby Indemnified Persons in connection with investigating, defending or preparing to defend, settling, compromising or paying any such Losses; provided, however, that the Company will not be liable in any such case to the extent that any such Losses arise out of or are based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus Supplement or the Resale Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Standby Purchaser or its Affiliates expressly for use therein, (ii) the failure of such Standby Purchaser to perform any covenant and agreement contained in this Agreement with respect to the sale of the New Shares purchased pursuant to the Standby Purchase Commitment, (iii) the inaccuracy of any representation or warranty made by such Standby Purchaser in this Agreement, (iv) any statement or omission in any Prospectus Supplement or Resale Prospectus that is corrected in any subsequent Prospectus Supplement or Resale Prospectus that was delivered to such Standby Purchaser prior to the pertinent sale or sales by such Standby Purchaser or (v) the gross negligence or willful misconduct of any Standby Indemnified Person.

(b) Indemnification by the Purchaser. Each Standby Purchaser agrees severally, and not jointly, to indemnify and hold harmless the Company, its Affiliates, and each of their respective officers, directors, managers, partners, members, agents, representatives, successors, assigns and employees and each other Person, if any, who controls (within the meaning of the Securities Act) the Company or its Affiliates (all such Persons being hereinafter referred to, collectively, as the “Company Indemnified Persons”), against any Losses to which any Company Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof as contemplated below) arise out of or are based upon (X) any breach of a representation or warranty or breach of or failure to perform any covenant or agreement on the part of such Standby Purchaser contained in this Agreement, (Y) any failure to comply with the covenants and agreements contained in this Agreement with respect to the sale of the New Shares purchased pursuant to the Standby Purchase Commitment or (Z) an untrue statement or alleged untrue statement of any material fact contained in the Prospectus

Supplement, the Resale Prospectus, or any amendment or supplement thereto, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in the forms first filed with the Commission pursuant to Rule 424(b) of the Securities Act, or any amendment or supplement thereto, in each case to the extent, but only to the extent, that such untrue statement, alleged untrue statement, omission or alleged omission was made in the Prospectus Supplement, the Resale Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Standby Purchaser or its Affiliates expressly for use therein pursuant to Section 7(a)(i) hereof; and such Standby Purchaser will reimburse the Company Indemnified Person for any legal and other expense reasonably incurred by the Company Indemnified Person in connection with investigating, defending, settling, compromising or paying any such Losses; provided, however, that such Standby Purchaser will not be liable in any such case to the extent that any such Losses arise out of or are based upon (i) the failure of the Company to perform any covenant and agreement contained in this Agreement, (ii) the inaccuracy of any representation or warranty made by the Company in this Agreement or (iii) the gross negligence or willful misconduct of any Company Indemnified Person.

(c) Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 10 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve such indemnifying party from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 10 to the extent such indemnifying party is not prejudiced as a result of such failure to promptly notify. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded, based on the advice of counsel reasonably satisfactory to the indemnified party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any action without its written consent. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided, that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) Contribution. If the indemnification provided for in this Section 10 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 10 in respect to any Losses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Losses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the applicable Standby Purchaser from the sale of the New Shares pursuant to the Standby Purchase Commitment hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and such Standby Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Registration Statement, including the Base Prospectus, the Prospectus Supplement and/or the Resale Prospectus, that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and such Standby Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact, or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by each Standby Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 10, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 10 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and each Standby Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have to any Standby Indemnified Person and the obligations of each Standby Purchaser under this Section 10 shall be in addition to any liability which each Standby Purchaser may otherwise have to any Company Indemnified Person. The remedies provided in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to the parties at law or in equity.

Section 11. Miscellaneous.

(a) Attorney’s Fees. The Company shall pay all of its fees and expenses and the fees expenses of the Standby Purchasers, together as a group, associated with the Rights Offering, the Base Prospectus, Prospectus Supplement, the Resale Prospectus, the negotiation, preparation, execution, and delivery of this Agreement and the transactions contemplated by this Agreement, including filing and printing fees, fees and expenses of any subscription and information agents, the parties’ respective counsel and accounting fees, other than fees and expenses, if any, of underwriting discounts, brokerage fees and commissions incurred by each Standby Purchaser, if any, in connection with the offering of such New Shares pursuant to the Resale Prospectus; provided, however, the aggregate amount of fees and expenses payable on behalf of the Standby Purchasers by the Company hereunder shall be limited to $25,000.00 in the aggregate for the Standby Purchasers parties to this Agreement and the standby purchasers parties to that certain Standby Purchase Agreement by and between the Company and Highland Credit Strategies Fund and Highlands Fund I (on behalf of its Highland Long/Short Equity Fund series) dated as of the date hereof.

(b) Amendments. This Agreement may not be amended, modified or changed, in whole or in part, except by an instrument in writing signed by the Company and each Standby Purchaser.

(c) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed first-class registered or certified airmail, e-mail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

If to the Company to:

ICO Global Communications (Holdings) Limited
11700 Plaza America Drive, Suite 1010
Reston, VA 20190
Attention: Legal Department
Facsimile: 703-964-1401

With a copy to:

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Attention: Robert Townsend, Esq.

Facsimile: 415-268-7522

If to a Standby Purchaser to:

c/o Highland Capital Management, L.P.

13455 Noel Road, Suite 800

Dallas, Texas 75240

Attn: General Counsel

Fax: 972-628-4147

With a copy to:

Ropes & Gray LLP

One International Place

Boston, MA 02110

Attention: David B. Walek, Esq.

Facsimile: (617) 235-0219

(d) Successors. This Agreement shall be to the benefit of and be binding upon each Standby Purchaser and the Company and, with respect to the provisions of indemnification hereof, the several parties (in addition to each Standby Purchaser and the Company) indemnified under the provisions of said Section 10, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained.

(e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflict of laws provisions thereof. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

(g) Entire Agreement. This Agreement sets forth the entire agreement between the Company and each Standby Purchaser with respect to the subject matter hereof. Any prior agreements or understandings among the Company and each Standby Purchaser regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

(h) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 10 (with respect to rights to indemnification and contribution).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first written above.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

By:	/s/ Benjamin G. Wolff
Name:	Benjamin G. Wolff
Title:	Chief Executive Officer

[signature page to the Standby Purchase Agreement]

HIGHLAND CAPITAL MANAGEMENT, L.P. on behalf of the funds set forth on Schedule I hereto

By: Strand Advisors, Inc., its general partner

By:	/s/ James Dondero
Name:	James Dondero
Title:	CEO

[signature page to the Standby Purchase Agreement]